                                                                     Exhibit 4.3


                            FIRST AMENDMENT AGREEMENT

         This First Amendment Agreement (this "Amendment") is made as of the 12th day of March, 2001, by and among PARK-OHIO INDUSTRIES, INC., an Ohio corporation ("Borrower"), the banking institutions listed on Schedule 1 to the Credit Agreement, as hereinafter defined ("Banks"), KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Banks ("Agent"), and THE HUNTINGTON NATIONAL BANK, as co-agent for the Banks ("Co-Agent").

         WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit and Security Agreement, dated as of December 21, 2000, as the same may from time to time be amended, restated or otherwise modified, which provides, among other things, for revolving loans and other financial accommodations aggregating One Hundred Eighty Million Dollars ($180,000,000), all upon certain terms and conditions stated therein (the "Credit Agreement");

         WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof; and

         WHEREAS, each capitalized term used herein shall be defined in accordance with the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, Borrower, Agent and the Banks hereby agree as follows:

         1. Article I of the Credit Agreement is hereby amended to delete the definitions of "Applicable Commitment Fee" and "Applicable Margin" in their entirety and to substitute in place thereof, respectively, the following:

                  "Applicable Commitment Fee Rate" shall mean:

                  (a) for the period from the Closing Date through March 31, 2001, forty-five (45) basis points;

                  (b) for the period from April 1, 2001 through May 31, 2001, fifty (50) basis points; and

                  (c) commencing with the financial statements for the fiscal quarter ending March 31, 2001, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on June 1, 2001 and thereafter:

                                                                                             APPLICABLE
                                          LEVERAGE RATIO                                 COMMITMENT FEE RATE
                  Greater than or equal to 4.90 to 1.00                                    55 basis points
                  Greater than or equal to 4.50 to 1.00, but less than 4.90 to             50 basis points
                  1.00
                  Greater than or equal to 4.25 to 1.00, but less than 4.50 to             45 basis points
                  1.00
                  Greater than or equal to 4.00 to 1.00, but less than 4.25 to             40 basis points
                  1.00
                  Greater than or equal to 3.75 to 1.00, but less than 4.00 to             35 basis points
                  1.00
                  Greater than or equal to 3.40 to 1.00, but less than 3.75 to             30 basis points
                  1.00
                  Less than 3.40 to 1.00                                                   25 basis points

         Changes to the Applicable Commitment Fee Rate shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, should have received, pursuant to Section 5.3(a) and
         (b) hereof, the financial statements of Borrower. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VIII and IX hereof.

                  "Applicable Margin" shall mean:

                  (a) for the period from the Closing Date through March 31, 2001, twenty-five (25) basis points for each Base Interest Segment and one hundred ninety (190) basis points for each LIBOR Interest Segment;

                  (b) for the period from April 1, 2001 through May 31, 2001, one hundred (100) basis points for each Base Interest Segment and two hundred seventy-five (275) basis points for each LIBOR Interest Segment; and

                  (c) commencing with the financial statements for the fiscal quarter ending March 31, 2001, the number of basis points (for each Base Interest Segment or LIBOR Interest Segment, as appropriate) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on June 1, 2001 and thereafter:

                                                       APPLICABLE BASIS POINTS          APPLICABLE BASIS POINTS
                          LEVERAGE RATIO                    FOR EACH BASE                   FOR EACH LIBOR
                                                          INTEREST SEGMENT                 INTEREST SEGMENT

                  Greater than or equal to 4.90           125 basis points                 300 basis points
                  to 1.00
                  Greater than or equal to 4.75
                  to 1.00, but less than 4.90 to          100 basis points                 275 basis points
                  1.00
                  Greater than or equal to 4.50
                  to 1.00, but less than 4.75 to           50 basis points                 235 basis points
                  1.00
                  Greater than or equal to 4.25
                  to 1.00, but less than 4.50 to           25 basis points                 190 basis points
                  1.00
                  Greater than or equal to 4.00
                  to 1.00, but less than 4.25 to           0 basis points                  175 basis points
                  1.00
                  Greater than or equal to 3.75
                  to 1.00, but less than 4.00 to           0 basis points                 162.50 basis points
                  1.00
                  Greater than or equal to 3.40
                  to 1.00, but less than 3.75 to           0 basis points                  150 basis points
                  1.00
                  Less than 3.40 to 1.00                   0 basis points                 137.50 basis points

         Changes to the Applicable Margin shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, should have received, pursuant to Section 5.3(a) and (b) hereof, the financial statements of Borrower. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VIII and IX hereof.

         2. Article I of the Credit Agreement is hereby amended to add the following new definitions thereto:

                  "Certified Acquisition Amount" shall mean the amount of borrowings used for acquisitions for the period from November 25, 1997 through the day prior to first day of the Fixed Charge Condition Period, as certified to Agent and the Banks in a certificate signed by a Financial Officer of Borrower dated as of the first day of the Fixed Charge Condition Period.

                  "Fixed Charge Condition Period" shall mean the time period from the date that the determination is made that the Fixed Charge Coverage Ratio Condition exists or, within the next three (3) months, is likely to exist, until the date when Borrower has presented evidence to Agent, satisfactory to Agent in its sole discretion, that the Fixed Charge Coverage Ratio Condition no longer exists and, within the next three (3) months, will not be likely to exist.

         3. The Credit Agreement is hereby amended to delete Sections 2.8 therefrom in its entirety and to insert in place thereof the following:

         SECTION 2.8.  FIXED CHARGE COVERAGE RATIO CONDITION.

                  (a) Borrower shall (i) provide immediate written notice to Agent and the Banks at any time that the Fixed Charge Coverage Ratio Condition exists or, within the next three (3) months, is likely to exist, and, during any Fixed Charge Condition Period, Borrower shall not request any Loan, and the Banks shall not be obligated to make any Loan, unless (A) Borrower complies with the requirements of subparts
         (b), (c) and (d) below, (B) the proceeds of such Loan shall constitute Permitted Indebtedness (as defined in the Indenture), and (C) upon request of Agent, Borrower shall provide to the Banks such evidence of use of proceeds of the Loans and such opinion of counsel with respect to the Indenture, as Agent may from time to time require in its sole discretion, and (ii) on the first Business Day of each week, commencing on the Monday after the Closing Date, furnish to Agent, a Weekly Compliance Certification, certified by a Financial Officer of Borrower.

                  (b) During any Fixed Charge Condition Period, in addition to the requirements set forth in this Article 2 or elsewhere in this Agreement, Borrower shall not request any Loan, and the Banks shall not be obligated to make any Loan, unless:

                  (i) after giving effect to the making of such Loan, the aggregate principal amount of all Loans outstanding on such date (minus the Certified Acquisition Amount) shall be less than an amount equal to the greater of
                           (A) Fifty Million Dollars ($50,000,000), or (B) the sum of (1) forty-five percent (45%) of the book value of accounts receivable of Borrower and its Subsidiaries and (2) twenty-five percent (25%) of the book value of the inventory of Borrower and its Subsidiaries;

                  (ii) concurrently with the request for any Loan, and in addition to the requirements set forth in Section 2.2 hereof, Borrower shall have submitted to Agent a Borrowing Base Certificate certified by a Financial Officer of Borrower, in the form of Exhibit G-1 hereto and otherwise in form and substance satisfactory to Agent and the Banks, certifying that both the book value and the actual value of accounts receivable and inventory of Borrower and its Subsidiaries are no less than (A) One Hundred Million Dollars ($100,000,000) (or such lesser amount as Borrower, Agent and the Required

                           Banks may agree to in writing), with respect to accounts receivable, and (B) One Hundred Sixty Million Dollars ($160,000,000) (or such lesser amount as Borrower, Agent and the Required Banks may agree to in writing), with respect to inventory;

                  (iii) on the fifteenth (15th) day of each month, commencing on March 15, 2001, Borrower shall have provided to Agent and the Banks a Monthly Borrowing Base Report certified by a Financial Officer of Borrower, in the form of Exhibit G-2 hereto and otherwise in form and substance satisfactory to Agent and the Banks, certifying as to the specific value of accounts receivable and inventory of Borrower and its Subsidiaries on such date; and

                  (iv) Borrower shall have provided such evidence as Agent may require with respect to the actual use of the proceeds of any Loan, certified by a Financial Officer of Borrower and otherwise in form and substance satisfactory to Agent and the Banks.

                  (c) During the Fixed Charge Condition Period, and notwithstanding anything in this Agreement to the contrary:

                           (i) neither Borrower nor any of its Subsidiaries
                  shall make, or commit to make, any Acquisition;

                           (ii) the use of proceeds of any Loan by Borrower and
                  its Subsidiaries shall be solely for working capital purposes of Borrower and its Subsidiaries; provided, however, that the use of proceeds of any Loan by Borrower and its Subsidiaries may be for capital expenditures of Borrower and its Subsidiaries so long as:

                                    (1) any such Loan shall constitute Permitted
                           Indebtedness (as defined in the Indenture) pursuant to subpart (iv) of the definition of Permitted Indebtedness set forth in the Indenture;

                                    (2) the aggregate principal amount of all
                           such Loans the proceeds of which are used for capital expenditures in accordance with this subpart shall not exceed (when combined with all other loans and capitalized leases used to finance capital expenditures, so long as such other loans and capital leases are permitted pursuant to Section 5.8(c) hereof) at any time the lesser of (y) five percent (5%) of the tangible consolidated total assets or (z) Eighteen Million Five Hundred Thousand Dollars ($18,500,000);

                                    (3) without the prior written consent of
                           Agent and the Required Banks, Borrower and its Subsidiaries shall not make or commit to make Consolidated Capital Expenditures in excess of the amount of (y) Eighteen

                           Million Five Hundred Thousand Dollars ($18,500,000) during the 2001 fiscal year of Borrower and (z) thereafter such amounts as Borrower, Agent and the Required Banks may agree to in writing (provided that such amount shall be zero until such agreement is reached); provided, however, that, the aggregate amount of capital expenditures made by Borrower to replace the fixed assets lost due to the fire at the Cicero, Illinois rubber plant shall be excluded from the limitations set forth in this subpart so long as such capital expenditures are made solely with and directly from the insurance proceeds received as reimbursement for the loss of fixed assets due to such fire;

                                    (4) with respect to the capital asset being
                           purchased with the proceeds of such Loan, within five
                           (5) Business Days after the purchase of such asset, the appropriate Company shall have executed and delivered to Agent, for the benefit of the Banks, such security agreements, UCC financing statements and other documents as Agent, in its discretion, shall require so that Agent has, for the benefit of the Banks, a first priority security interest and Lien on such asset;

                           (iii) neither Borrower nor any of its Subsidiaries
                  shall make any loan or advance to any Subsidiary of Borrower unless such Subsidiary is a Wholly-Owned Subsidiary of Borrower and no Subsidiary of Borrower that is not a Wholly Owned Subsidiary of Borrower shall make a loan or advance to Borrower or any of its Subsidiaries; provided, however, that, during the Fixed Charge Condition Period, Borrower may make loans or advances to PMC-Colinet, Inc. and PMC-Colinet, Inc. may make loans or advances to Borrower so long as (A) the aggregate amount of all such loans and advances does not exceed One Million Dollars ($1,000,000) at any time and (B) each such loan or advance constitutes Permitted Indebtedness (as defined in the Indenture); and

                           (iv) neither Borrower nor any of its Subsidiaries
                  shall incur any Indebtedness during the Fixed Charge Condition Period other than (A) Indebtedness incurred under this Agreement or the Secured Debt, (B) loans or capital leases made in accordance with subpart (c)(ii) above and Section 5.8(c) hereof, (C) unsecured Indebtedness incurred by MP Colinet under its existing line of credit so long as (1) the aggregate principal amount of all such Indebtedness incurred during the Fixed Charge Condition Period does not exceed One Million Dollars ($1,000,000), and (2) such Indebtedness constitutes Permitted Indebtedness (as defined in the Indenture).

                  (d) Notwithstanding anything in this Section 2.8 or elsewhere in this Agreement to the contrary, if, at any time, Agent, in its sole discretion, is unable to agree with Borrower that any Loan made, or requested to be made, during the Fixed Charge Condition Period constitutes Permitted Indebtedness (as defined in the Indenture), then the Banks shall not be obligated to make any Loan until such time as any uncertainty is resolved in a manner reasonably satisfactory to Agent.

         4. The Credit Agreement is hereby amended to delete Sections 5.7(a),
(c) and (d) in their entirety and to insert in place thereof, respectively, the following:

                  (a) INTEREST COVERAGE RATIO. Borrower shall not suffer or permit, at any time, for the most recently completed four (4) fiscal quarters of Borrower, the ratio of (i) Consolidated Pro-Forma Pre-Tax Earnings plus Consolidated Pro-Forma Interest Expense to (ii) Consolidated Pro-Forma Interest Expense to be less than (A) 1.60 to
         1.00 on the Closing Date through December 31, 2000, (B) 1.40 to 1.00 on January 1, 2001 through December 30, 2001, and (C) 1.60 to 1.00 on December 31, 2001 and thereafter.

                  (c) LEVERAGE RATIO. Borrower shall not suffer or permit, at any time, for the most recently completed four (4) fiscal quarters of Borrower, the Leverage Ratio to exceed (i) 4.80 to 1.00 on the Closing Date through December 31, 2000, (ii) 5.25 to 1.00 on January 1, 2001 through December 30, 2001, and (iii) 4.80 to 1.00 on December 31, 2001 and thereafter.

                  (d) CASH-FLOW COVERAGE RATIO. Borrower shall not suffer or permit, at any time, for the most recently completed four (4) fiscal quarters of Borrower, the Cash-Flow Coverage Ratio to be less than (i)
         1.25 to 1.00 on the Closing Date through December 31, 2000, (ii) 1.20 to 1.00 on January 1, 2001 through December 30, 2001, and (iii) 1.25 to
         1.00 on December 31, 2001 and thereafter.

         5. The Credit Agreement is hereby amended to delete Sections 5.24 therefrom in its entirety and to insert in place thereof the following:

                  SECTION 5.24.     RIGHT TO TAKE ADDITIONAL COLLATERAL.

                  (a) In addition to any other right that Agent and the Banks may have pursuant to this Agreement or otherwise, if the Leverage Ratio shall be greater than 5.00 to 1.00 for two (2) consecutive fiscal quarters or (a) In addition to any other right that Agent and the Banks may have pursuant to this Agreement or otherwise, if the Leverage Ratio shall be greater than 5.00 to 1.00 for two (2) consecutive fiscal quarters or upon the occurrence of an Event of Default (each a "Collateral Event"), Borrower shall, and shall cause each Guarantor of Payment to, grant to Agent, for the benefit of the Banks, as additional security for the Secured Debt a first priority security interest in or Lien on any real or personal property of Borrower and each Guarantor of Payment in which Agent does not already have a first priority security interest or Lien (the "Additional Collateral").

                  (b) On or prior to March 27, 2001, the Companies shall execute and deliver to Agent, for the benefit of the Banks, such security agreements, intellectual property assignment agreements, pledge agreements, mortgages (or deeds of trust, if applicable) or other documents, instruments or agreements or such thereof as Agent and the Required

         Banks may reasonably require in connection with security interests and Liens to be granted in the Additional Collateral pursuant to subpart
         (a) above (collectively, the "Additional Collateral Documents"). Agent and the Banks hereby agree that the Additional Collateral Documents shall be held by Agent in escrow until the occurrence of a Collateral Event pursuant to subpart (a) hereof, whereupon Agent, at the written direction of the Required Banks, shall release the Additional Collateral Documents from escrow and the Lien granted in each such Additional Collateral Document shall be immediately effective, without any action on the part of any Person. In connection with the foregoing, Agent shall be authorized to file or record such UCC financing statements or mortgages or other evidence of the Liens granted pursuant to the Additional Collateral Documents. Borrower agrees to provide such assistance and further assurances as may be required by Agent in connection with the Additional Collateral.

                  (c) If, at any time after the occurrence of the Collateral Event, the Leverage Ratio shall have been less than or equal to 4.80 to
         1.00 for two (2) consecutive fiscal quarters and so long as no Default or Event of Default shall exist or immediately thereafter shall begin to exist and the Fixed Charge Condition Period shall have ended, upon written request of Borrower to Agent, Agent, on behalf of the Banks, shall release the Additional Collateral, provided that no such release shall be effective until confirmed by Agent in writing. In connection with such release Agent shall provide to Borrower, and the Banks hereby authorize Agent to provide to Borrower, such UCC partial release statements and mortgage releases as are appropriate.

                  (d) At any time after the Additional Collateral has been released pursuant to subpart (c) above or otherwise, and in addition to any other right that Agent and the Banks may have pursuant to this Agreement or otherwise, upon written request of Agent whenever made after the occurrence of an Event of Default, Borrower shall, and shall cause each Guarantor of Payment, to promptly grant to Agent, for the benefit of the Banks, as additional security for the Secured Debt a first priority security interest in or Lien on the Additional Collateral pursuant to such security agreements, intellectual property assignment agreements, pledge agreements, mortgages (or deeds of trust, if applicable) or other documents, instruments or agreements or such thereof as Agent and the Required Banks may reasonably require.

         6. The Credit Agreement is hereby amended to add a new Exhibit G-1 and Exhibit G-2 in the form of Exhibit G-1 and Exhibit G-2, respectively, attached hereto.

         7. Concurrently with the execution of this Amendment, Borrower shall:

         (a) cause each Guarantor of Payment to consent and agree to and acknowledge the terms of this Amendment;

         (b) pay to Agent, for the pro rata benefit of the Banks, an amendment fee of One Hundred Eighty Thousand Dollars ($180,000);

         (c) deliver to Agent and the Banks a certificate, signed by Financial Officer of Borrower, certifying as to the Certified Acquisition Amount and otherwise in form and substance satisfactory to Agent; and

         (d) pay all legal fees and expenses of Agent in connection with this Amendment.

         8. Borrower hereby represents and warrants to Agent and the Banks that
(a) Borrower has the legal power and authority to execute and deliver this Amendment, (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof, (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower, (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof, (e) Borrower is not aware of any claim or offset against, or defense or counterclaim to, any of Borrower's obligations or liabilities under the Credit Agreement or any Related Writing and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         9. Borrower, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         10. Each reference that is made in the Credit Agreement or any Related Writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing as defined in the Credit Agreement.

         11. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         12. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                  [Remainder of page intentionally left blank.]

         13. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF.

                                        PARK-OHIO INDUSTRIES, INC.

                                        By: /s/ Ronald J. Cozean
                                           _________________________________
                                        Name: Ronald J. Cozean
                                              ______________________________
                                        Title: Secretary and General Counsel
                                              ______________________________

                                        KEYBANK NATIONAL ASSOCIATION,
                                        as Agent and as a Bank

                                        By: /s/ Kenneth M.Merhar
                                           _________________________________
                                           Kenneth M. Merhar, Vice President

                                        THE HUNTINGTON NATIONAL BANK,
                                        as Co-Agent and as a Bank

                                         By: /s/ Michael Milliken
                                            ________________________________
                                            Michael Milliken,
                                            Senior Vice President

                                          THE NORTHERN TRUST COMPANY

                                         By: /s/ David Sullivan
                                             _______________________________
                                         Name: David Sullivan
                                              ______________________________
                                         Title: Vice President
                                               _____________________________

                                         FIFTH THIRD BANK, NORTHEASTERN
                                         OHIO

                                         By: /s/ Roy Lanctot
                                           _________________________________
                                         Name: Roy Lanctot
                                              ______________________________
                                         Title: Vice President
                                              ______________________________

                            GUARANTOR ACKNOWLEDGMENT

         The undersigned consents and agrees to and acknowledges the terms of the foregoing First Amendment Agreement. The undersigned specifically agrees to the waivers set forth in such agreement, including, but not limited to, the jury trial waiver. The undersigned further agrees that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned shall remain in full force and effect and be unaffected hereby.

         The undersigned hereby waives and releases Bank and Bank's directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which the undersigned is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

                          ATBD, INC.
                          CASTLE RUBBER COMPANY
                          CICERO FLEXIBLE PRODUCTS, INC.
                          DONEGAL BAY LTD.
                          GENERAL ALUMINUM MFG. COMPANY
                          ILS TECHNOLOGY, INC.
                          INTEGRATED HOLDING COMPANY
                          INTEGRATED LOGISTICS SOLUTIONS, INC.
                          INTEGRATED LOGISTICS SOLUTIONS LLC
                           for itself and as successor by merger to Columbia Nut & Bolt LLC, GIS Industries, Inc. and Industrial Fasteners LLC)
                          INTEGRATED LOGISTICS HOLDING COMPANY
                          PARK AVENUE TRAVEL LTD.
                          PARK-OHIO STRUCTURAL HARDWARE LLC
                          PHARMACEUTICAL LOGISTICS, INC.
                          PHARMACY WHOLESALE LOGISTICS, INC.
                          PMC-COLINET, INC.
                          PMC INDUSTRIES CORP.
                          PRECISION MACHINING CONNECTION LLC
                          RB&W MANUFACTURING LLC
                          THE AJAX MANUFACTURING COMPANY
                          THE METALLOY CORPORATION
                          TOCCO, INC.
                          TRICKERATION, INC.

                          By: /s/ Ronald J. Cozean
                             ------------------------------------------
                             Ronald J. Cozean, Secretary of each of the
                             foregoing companies

                                   EXHIBIT G-1

                           BORROWING BASE CERTIFICATE

                                           [Date]_______________________, 20____

KeyBank National Association, as Agent
127 Public Square
Cleveland, Ohio 44114-0616

Attention: ________________

Ladies and Gentlemen:

         The undersigned, a duly elected Financial Officer, as defined in the Credit and Security Agreement (as hereinafter defined), or otherwise duly authorized employee of PARK-OHIO INDUSTRIES, INC. ("Borrower"), refers to the Credit and Security Agreement, dated as of December 21, 2000 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), among Borrower, the Banks, KeyBank National Association, as Agent, and The Huntington National Bank, as Co-Agent.

         Concurrently herewith, Borrower has submitted a Notice With Respect to Loan pursuant to which Borrower has requested a Loan under the Credit Agreement.

         Pursuant to Section 2.8(b)(ii) of the Credit Agreement, the undersigned hereby certifies that on the proposed date of the Loan both prior to and after giving effect thereto:

         (a) the aggregate principal amount of all Loans outstanding on such date (minus the Certified Acquisition Amount) is less than an amount equal to the greater of (i) Fifty Million Dollars ($50,000,000), or (ii) the sum of (A) forty-five percent (45%) of the book value of accounts receivable of Borrower and its Subsidiaries and (B) twenty-five percent (25%) of the book value of the inventory of Borrower and its Subsidiaries;

         (b) the book value of accounts receivable and inventory of Borrower and its Subsidiaries are no less than (i) One Hundred Million Dollars ($100,000,000), with respect to accounts receivable, and (ii) One Hundred Sixty Million Dollars ($160,000,000), with respect to inventory; and

         (c) set forth on Schedule 1 hereto are calculations confirming the amounts and values set forth in subparts (a) and (b) above.

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
         (d)      the use of the proceeds of the Loan are for (Check One):

                  _____    working capital purposes only; or

                  _____ are for the purchase of capital assets and the requirements of Section 2.8(c)(ii) of the Credit Agreement have been met (and set forth on Schedule 1 hereto are calculations confirming the amounts and values required to be confirmed pursuant to such
                           Section 2.8(c)(ii));

         (e) under the undersigned's supervision, a review of the terms and conditions of the Indenture has been made and, based on such review, as of the date hereof, there is no Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) that exists;

         (e) the representations and warranties contained in each Loan Document are correct as of the date hereof;

         (f) no event has occurred and is continuing that constitutes a Default or Event of Default; and

         (g)      the conditions set forth in Section 2.2, Section 2.8 and
                  Article IV of the Credit Agreement have been satisfied.

                                      Very truly yours,

                                      PARK-OHIO INDUSTRIES, INC.


                                      By:___________________________
                                      Name:_________________________
                                      Title:________________________

                                  Schedule 1 to
                           Borrowing Base Certificate

I.     FOR ALL LOANS

A.       Book Value of Accounts Receivable Greater    $_______________(1)
         than(no less than $100,000,000)

B.       Book Value of Inventory (no less than        $_______________(2)
         $160,000,000)

C.       45% of Book Value of Accounts Receivable            $__________________

D.       25% of Book Value of Inventory                      $__________________

E.       Total of C + D                                      $__________________

F.       (1)      Aggregate amount of Loans           $________________
                  outstanding

         (2)      Minus Certified Acquisition Amount  $________________

                  Total of (1) minus (2)                     $__________________

G.       Total of E minus F (availability)                   $__________________

H.       Amount of requested Loan                            $__________________

I.       Total of G minus H                                  $__________________

II.     FOR LOANS FOR CAPITAL EXPENDITURES

A. Aggregate amount of capital expenditures made $________________ since January 1, 2001(3)

B.       Aggregate amount of loans and capital leases          $________________
         the proceeds of which have been used for capital expenditures

C.       Amount of requested Loan                              $________________

D.       Total of B + C(4)                                     $________________

- --------------------------

(1) An entry of "No less than $100,000,000" is sufficiently specific for this Certificate.

(2) An entry of "No less than $160,000,000" is sufficiently specific for this Certificate.

(3) Must be less than $17,500,000

(4) Must be less than the lesser of (a) five percent (5%) of the tangible consolidated total assets or (b) $17,500,000

                                   EXHIBIT G-2

                          MONTHLY BORROWING BASE REPORT

                                          [Date]_______________________, 20____

KeyBank National Association, as Agent
127 Public Square
Cleveland, Ohio 44114-0616

Attention: ________________

Ladies and Gentlemen:

         The undersigned, a duly elected Financial Officer, as defined in the Credit and Security Agreement (as hereinafter defined) of PARK-OHIO INDUSTRIES, INC. ("Borrower"), refers to the Credit and Security Agreement, dated as of December 21, 2000 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), among Borrower, the Banks, KeyBank National Association, as Agent, and The Huntington National Bank, as Co-Agent.

         Pursuant to Section 2.8(b)(iii) of the Credit Agreement, the undersigned hereby certifies that, as of the date hereof:

         (a) the book value of accounts receivable of Borrower and its Subsidiaries is $___________________;

         (b) the book value of the inventory of Borrower and its Subsidiaries is $________________;

         (c) under the undersigned's supervision, a review of the terms and conditions of the Indenture and based on such review, as of the date hereof, there is no Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) that exists;

         (d) the representations and warranties contained in each Loan Document are correct as of the date hereof;

         (e) no event has occurred and is continuing that constitutes a Default or Event of Default; and

         (f)      the conditions set forth in Section 2.2, Section 2.8 and
                  Article IV of the Credit Agreement have been satisfied.

                                       Very truly yours,

                                       PARK-OHIO INDUSTRIES, INC.


                                       By:___________________________
                                       Name:_________________________
                                       Title:________________________